SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------



                                   PRELIMINARY
                             INFORMATIONAL STATEMENT

                          PURSUANT TO SECTION 14(c) OF

                       The Securities Exchange Act of 1934

                                   NELX, INC.

             (Exact name of registrant as specified in its charter)


                         Commission File Number: 0-21210

                                 CIK: 0000857501



            Kansas                                           84-0922335
--------------------------------                            --------------------
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization                             Identification No.)



   5750 W. 60th Avenue, Arvada, CO                     80003
----------------------------------------             ----------
(Address of principal executive offices)             (Zip Code)



      Registrant's telephone number, including area code:  (304) 622-9599

                                   NELX, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 MARCH 12, 1999

     The Annual Meeting of Stockholders of Nelx, Inc. (the "Company") will be held on March 12, 1999 at 10:00 a.m., for the purpose of considering and acting upon the following proposals:

                  (1) To elect a Board of four (4) directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified;

                  (2) To approve the spin off to shareholders of MS Oil, Inc., a wholly owned subsidiary;

                  (3) To authorize the Board of Directors to set a ratio for the reverse split (pro-rata reduction of outstanding shares) of the issued and outstanding common shares of the Company, such ratio not to exceed one new share of common stock for 20 each shares of common stock now issued and outstanding, to be determined by March 31, 1999 and amend to the Articles of Incorporation as may be necessary;

                  (4) To Amend the Articles of Incorporation to change the name of the Company to a name chosen by the Board of Directors, in its discretion, within 60 days after date of meeting;

                  (5) To ratify the designation of Michael B. Johnson & Co. as independent auditors for period ending May 31, 1999;

                  (6) To transact such other business as may properly come before the meeting.

         The Board of Directors has fixed the close of business on ___________, 1999 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any postponements or adjournments thereof.

         The Company's May 31, 1998 Annual Report to Stockholders accompanies this Notice of Meeting and Proxy Statement.

Dated:  _______________                     By Order of the Board of Directors



                                            -----------------------------------
                                            __________________, Secretary


YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ACCOMPANYING PROXY CARD.

                                   NELX, INC.

                               5750 W. 60th Avenue
                                Arvada, CO 80003
                                 (304) 622-9599

                               ------------------

                                 PROXY STATEMENT

                               ------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                 MARCH 12, 1999


         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Nelx, Inc., a Kansas corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders of the Company to be held on March 12, 1999. This proxy statement and the accompanying form of proxy are being mailed to stockholders on or about March 11, 1999.


                                  VOTING RIGHTS

         Stockholders of record of the Company as of the close of business on _____________, 1999 have the right to receive notice of and to vote at the Annual Meeting. On February 12, 1999, the Company had issued and outstanding 44,352,042 shares of Common Stock (the "Common Stock"), the only class of voting securities outstanding. Each share of Common Stock is entitled to one vote for as many separate nominees as there are directors to be elected and for or against all other matters presented. For action to be taken at the Annual Meeting, the majority of the shares entitled to vote must be represented at the meeting in person or by proxy. Shares of stock may not be voted cumulatively. Abstentions and broker non-votes each will be included in determining the number of shares present and voting at the Meeting. Abstentions will be counted in tabulations of the votes cast on proposals, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.


                                     PROXIES

         Proxies for use at the Annual meeting are being solicited by the Board of Directors of the Company from its stockholders.

         Shares represented by properly executed proxies received by the Company will be voted at the Annual Meeting in accordance with the instructions thereon. It is intended that shares represented by proxies received by the Company with no instructions will be voted in favor of all proposals set forth in the Notice of Meeting and for the nominees as described below.

         Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise by (i) filing with the Secretary of the Company a signed, written statement revoking his or her proxy, or (ii) submitting an executed proxy bearing a date later than that of the proxy being revoked. A proxy may also be revoked by attendance at the Annual Meeting and election to vote in person. Attendance at the Annual Meeting will not, by itself, constitute the revocation of a proxy.

         Additional copies of the Company's Annual Report on Form 10-KSB for the year ended May 31, 1998, with exhibits, may be obtained by any stockholder of the Company, without charge, by writing to Nelx, Inc., 5750 W. 60th Avenue, Arvada, CO 80003. One copy of Form 10KSB accompanies this Proxy Statement.


                               EXPENSE OF MAILING

         The expense of preparing and mailing of this Information Statement to the shareholders of the Company is being paid for by the Company. The Company is also requesting brokers, custodians, nominees, and fiduciaries to forward this Information Statement to the beneficial owners of the shares of common stock of the Company held of record by such persons. The Company will not reimburse such persons for the cost of forwarding.


                 INTEREST OF PERSONS IN MATTERS TO BE ACTED UPON

         None. No director or shareholder owning 10% or more of the outstanding shares has indicated her or his intent to oppose any action to be taken at the meeting. No officer or director or shareholder has any interest in any matter to be voted upon.


                   VOTING SECURITIES AND BENEFICIAL OWNERSHIP

         As of the call date of the meeting, February 12, 1999, the total number of common shares outstanding and entitled to vote was 44,352,042.

         The holders of such shares are entitled to one vote for each share held on the record date. There is no cumulative voting on any matter on the agenda of this meeting. No additional shares will be issued subsequent to call date and prior to meeting.


                                   RECORD DATE

         Stock transfer records will remain open. February 28, 1999, shall be the record date for determining shareholders entitled to vote and receive notice of the meeting.


                                PROPOSAL NUMBER 1

                      NOMINATION AND ELECTION OF DIRECTORS

         The Company's Bylaws currently provide for the number of directors of the Company to be established by resolution of the Board of Directors. By resolution dated January 11, 1999, the Board fixed the size of the Board at four
(4) persons. At the Annual Meeting, a Board of four (4) directors will be elected. Except as set forth below, unless otherwise instructed, the proxy holders will vote the proxies received by them for that any Management nominee shall become available, or it other persons are nominated, the proxy holders will vote in their discretion for a substitute nominee. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected.

         The proxies solicited hereby cannot be voted for a number of persons greater than the number of nominees named below. The Certificate of Incorporation of the company does not permit cumulative voting. A plurality of the votes of the holders of the outstanding shares of Common Stock represented at a meeting at which a quorum is present may elect directors.

         THE DIRECTORS NOMINATED BY MANAGEMENT ARE:

Charles L. Stout, age 48

         President and Director, obtained a B.S. in Mechanical Engineering Technology from Fairmont State College. He has post graduate study at West Virginia University. He is President and Director of Applied Mechanics Corporation which he founded in 1983, a West Virginia Oil and Gas producer. From 1984 to present, he has been President of Appalachian Labor and Economic Development Corps., Ltd. He is a director of Square Roots, Inc. and is owner of Applied Machining, Inc., a tool and die shop.

John Cowan, age 50

         Director and Secretary of Registrant, is a Professional Engineer and a practicing attorney. He received a BA in Math in 1980 from Metropolitan State College, a BS in Civil Engineering in 1983 and a Juris Doctorate from University of Denver in 1988. From 1988 to 1991 he was an attorney in the firm of Welborne, Dufford, Brown, and Tooley in Denver. From 1991 to 1992 he was a staff attorney with CDM Federal Programs Corp., an EPA contractor. In 1992 until 1993 he was an associate with the Musick & Associates, a law firm in Boulder, Colorado. From 1993 to 1995 he was Special Counsel to Welborn Sullivan Meck & Tooley, a law firm in Denver, Colorado. From 1995 to present he has been a sole practitioner attorney.

Bruce Bowler, age 57

         Director of the Registrant, received his education at Colorado State University from 1959 to 1961 and University of Denver from 1961 to 1963 where he received a BSBA in Building Industry and Real Estate. He has been a Real Estate Broker in Colorado since 1973. In the lending industry, he was: a) Designated
FNMA Underwriter; b) Designated VA Automatic Underwriter; c) Designated FHA Underwriter for FHA Coinsurance program; d) Designated FHA Underwriter under HUD Direct Endorsement Program; and e) Certified FHA 203(k) Rehabilitation Loan Program Trainer. From 1984 to July 31, 1998 was CEO and Chairman and principal in Universal Lending Corporation, a mortgage banker. From 1982 to 1984 he was Senior Vice President/Director of Mortgage Banking Division of Van Schaack & Company. From 1980 to 1982 he was Senior Vice President of Secondary Marketing for Moore Mortgage Company. From 1979 to 1980 Mr. Bowler was a Vice President at Western Bancorp Mortgage Corp. From 1975 to 1979 he advanced from Branch Manager to Assistant Vice President to Vice President in Mortgage Banking at Van Schaack & Company.

Denis  Iler,  age 60

     received a BA in Math from San Jose State University in California, and a MBA from Regis University in 1982. He was a comptroller with Berge Exploration from 1978 to 1984. Since 1984, he has been President and principal accountant for Business Financial Systems, Inc., an independent accounting firm, providing tax and accounting services for the small business community, including oil and gas, construction, and real estate brokerage accounting.

                          VOTING REQUIRED FOR APPROVAL

APPROVAL OF THIS PROPOSAL #1 REQUIRES AN AFFIRMATIVE VOTE OF AT LEAST A PLURALITY OF THE SHARES VOTING AT THE ANNUAL MEETING, IN PERSON OR BY PROXY. PROXIES GIVEN WITHOUT INSTRUCTION WILL BE VOTED IN FAVOR OF THE NOMINEES.


      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" MANAGEMENT'S NOMINEES

Committees and Meetings

         The Board of Directors held three meetings during fiscal 1997-98. The Board of Directors have a standing Audit and Compensation Committee. The Audit Committee conducted its business during the regular meetings of the Board of Directors during the last fiscal year and, in addition, conferred from time to time as necessary. The Compensation Committee, in addition to meetings as part of the regular meetings of the Board of Directors, also conferred from time to time as necessary. The Board of Directors has no standing nominating committee. All directors attended more than 75% of the Board meetings and the meetings of the committees of the Board on with such directors served.

         The Audit Committee of the Board presently consists of Mr. Stout and Mr. Bowler. The Audit Committee has the responsibility to review the scope of the annual audit, recommended to the Board of Directors the appointment of the independent auditors, and meet with the independent auditors for review and analysis of the Company's systems, the adequacy of controls, and the sufficiency of financial reporting and accounting compliance.

     Messrs. Cowan and Bowler currently serve on the Compensation Committee. The Compensation Committee administers the Company's Compensation Plan and determines the compensation to be paid to each of the Company's executive officers.


          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGERS

         The following table sets forth certain information regarding beneficial ownership of the Common Stock as of February 12, 1999 by: (1) each person who is known by the Company to beneficially own more than five percent of the Common Stock, (ii) each of the Company's directors, (iii) all of the Company's Officers, and (iv) all directors and executive officers of the Company as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.


                                            Amount and Nature          Percent
                                            of Beneficial              of
Name of Beneficial Owner                    Ownership                  Class
------------------------                    -----------------          -------
Charles L. Stout                            14,025,000                 31.5%

John Cowan                                   1,000,000                  2%

Bruce Bowler                                 3,250,000                  7.4%

Denis Iler                                   0                          0%

Total owned by Officers and Directors       18,275,000                 41%



                      COMPENSATION COMMITTEE INTERLOCKS AND
                 INSIDER PARTICIPATION IN COMPENSATION DECISIONS


         The Securities and Exchange Commission requires disclosure where an executive officer of a company served or serves as a director or on the compensation committee of an entity other than the Company and an executive officer of such other entity served or serves as a director or on the compensation committee of the Company. The Company does not have any such interlocks. Decisions as to executive compensation are made by the Compensation Committee. Messrs. Cowan and Bowler are members of the Compensation Committee.

                              CERTAIN TRANSACTIONS

     On October 9, 1997, Charles L. Stout purchased 20,000,000 shares of common stock for $20,000 and a commitment to fund additional payables. Charles L. Stout was then appointed President and Director. Subsequently, Mr. Stout provided over $200,000 to pay debts of the Company.

         In July, 1998, the Company entered into an agreement whereby subject to certain conditions due diligence and audits, the Company would acquire 100% of Applied Mechanics, Inc. an oil and gas producer owned by director and President Charles Stout for approximately 100 million shares of common stock. The transaction has not been consummated, and it is subject to several conditions and due diligence by the directors.

         In July,  1998,  Charles and Marilyn Stout have returned a total of six
(6) million shares of common stock to treasury to reduce dilution.

         In July, 1998, Bruce Bowler, a newly appointed director,  purchased two
(2) million shares of common stock for $.08 per share ($160,000).

         In July, 1998, the Board approved the issuance of 1,000,000 shares of common stock each to directors Harry Bullock, Bruce Bowler, and John Cowan for a purchase price of $1,000 and the agreement to serve as directors and officers of the Company without further compensation for no more than two years.

     In July, 1998, the Board approved the issuance of one (1) million shares of common stock to Mind2Market, Inc. in consideration of full settlement of all claims against NELX, Inc. and pursuant to a prior agreement between Mind2Market, Inc. and NELX, Inc.


                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth all compensation for the fiscal years ending May 31, 1997 and 1998 awarded to, earned by, or paid for services rendered to the Company in all capacities by, the Named Individuals.


                                             ANNUAL COMPENSATION ($$)
Name and Position                           Year                      Fees                      Bonus
-----------------                           ----                      ---------                 -----
Charles L. Stout, President & Dir.          1997                       $0                        $0
                                            1996                       $0                        $0

Kenneth L. Curry, V.P.                      1997                       $0                        $0
(now resigned)                              1996                       $0                        $0

Harry Bullock, Vice President               1997                       $0                        $0
(deceased)                                  1996                       $0                        $0

Bruce Bowler - Director                     1997                       $0                        $0
                                            1996                       $0                        $0

Kenneth L. Curry, Director                  1997                       $0                        $0
(now resigned)                              1996                       $0                        $0

Directors as a group                        1997                       $0                        $0
                                            1996                       $0                        $0



                                              LONG TERM COMPENSATION
                                                     Options
                                    Restricted                & SARs
                                    Stock                     LTIP                   LTIP
Other                               Awards           Payouts  Payouts     Other      Compensation

Charles L. Stout                    0                None     None        None          0

John Cowan                          1,000,000*       None     None        None          0

Harry Bullock                       1,000,000*       None     None        None          0
(deceased)

Bruce Bowler                        1,000,000*       None     None        None          0

Kenneth L. Curry                    None             None     None        None          0



All directors and officers as a group received 3,000,000 shares as additional compensation

         Option/SAR Granted During the Last Fiscal Year

         Registrant does not have a stock option or stock appreciation rights plan. Therefore, this section is not applicable.

Option Grants in Last Fiscal Year

         No options were granted during the fiscal year ended May 31, 1998 to the Named Individuals.

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value Table

         No options were exercised during the fiscal year ended May 31, 1998 by any of the Named Individuals. The last sale price of the Common Stock as reported on the NASDAQ Stock Market on May 31, 1998, the fiscal year-end, was $.045 per share.

Directors' Compensation

         Non-employee directors may be compensated as follows: $500 per meeting attended, $100 per year for committee membership. Directors must serve one full quarter in order to be eligible for compensation. Directors are reimbursed for expenses in attending Board meetings.

Employment Agreements

         The Company has no Employment Agreement with any officer.

Indemnification of Directors and Officer

         As permitted by the Kansas Corporation Law, the Company will indemnify for the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care. In addition, as permitted by the Kansas Corporation Law, the Bylaws of the Company provide generally that the Company shall indemnify its directors and officers to the fullest extent permitted by Kansas law, including those circumstances in which indemnification would otherwise be discretionary.

         This indemnification provision in the Bylaws may be sufficiently broad to permit indemnification of the officers and directors for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

         Insofar as indemnification for liabilities arising under the Securities act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                                   PROPOSAL #2
               SPIN OFF OF MS OIL, INC. A WHOLLY OWNED SUBSIDIARY

         The Company proposes to "Spin off" the MS Oil subsidiary to its shareholders, pro rata on the basis of one share of MS Oil for each 100 shares of common stock owned by a shareholder. MS Oil currently has minimal activity, retaining interests in a few oil leases which are non-producing and retaining a receivable from a wireline business.
Management of MS Oil consists of:

         Rick A. Jenson, President and CEO. Mr. Jenson has 23 years of executive and financial management experience. He obtain a BBA from the University of Oklahoma in 1975. As a CPA, Mr. Jenson began his career in public accounting with Peat Marwick, Mitchell & Co., serving primarily publicly traded companies as their independent auditor. His experience includes positions as CFO of an independent exploration and production company in Oklahoma and President of commercial banks in Oklahoma and Louisiana, where he was active in energy lending. From 1992 to 1999, he has served as a consultant to banks, small businesses, and start-up companies, with an emphasis in the energy field.

     Kevin W. Canton, Vice President - Marketing and Acquisitions. Mr. Canton holds a Bachelor's degree in Marketing from the University of South Alabama
(1993). Additional studies include business research techniques and international business. His professional career includes marketing positions with a telecommunications emphasis. Mr. Canton's background also includes being an officer and member of the Board of Directors of M.B. Canton Company, Inc., and Diamond River Investment Company, Inc., private investment companies. As a member of these companies' managements, Mr. Canton has served as a team member for numerous investment evaluation decisions. Mr. Canton has been employed as a sales representative for Bell South Mobility since 1993.

     Kresley Canton Kjellander, Vice President - Shareholder Relations. Ms. Kjellander is a graduate of the University of Alabama (1997), earning a B.A. in English with Emphasis in Writing. She currently serves as an officer and director of M.B. Canton Company, Inc., and Diamond River Investment Company, Inc. Her role will include, among other things, shareholder communications, public reporting and dissemination of information to analysts and market makers.

         The management team of MS has identified the domestic oil and gas industry as a long term profit and growth opportunity. For those companies with proper resources to capitalize upon acquisition of crude oil and natural gas properties at the historically low prices present today, management believes the cash flow potential is attractive.

         The domestic oil and gas industry is highly competitive. While decreasing in number in recent years, there are numerous companies and individuals engaged in the exploration for and production of oil and gas. There is a high degree of competition for desirable producing properties, leases, and suitable prospects for oil and gas exploratory operations. However, the near abdication of onshore exploration by the major oil and gas companies, combined with the age of many producing properties and the decreasing costs of exploration and production, present unique acquisition opportunities.

         The MS management seeks to exploit the current low acquisition costs of producing properties in anticipation of future price increases. Additionally, MS will seize opportunities to increase production from old wells through completion of previously untapped geological zones and via application of proven work over techniques to enhance production from zones already perforated. Longer term strategies may include the drilling of developmental wells on prospects and secondary and tertiary production methods. With cash generated from stock sales and operations, as well as the availability of publicly traded stock as currency, MS may ultimately seek to acquire weaker oil and gas producing companies.

         MS plans to utilize management contacts in Texas, Oklahoma, Louisiana, Mississippi and other regional oil and gas producing states to identify and acquire desirable properties consistent with the company's objectives. By concentrating its efforts upon existing properties, the company immediately overcomes potential hurdles in gas transmission availability, crude oil marketing contracts, and other marketing challenges. Further, through the acquisition of producing properties, much of the risk is steeply declining production is eliminated.

         It is the company's intent to employ financial acquisition models which return initial investments and adequate profits over relatively short term periods. By so doing, the company may limit its acquisition targets, but alternatively will provide internally generated growth capital for further acquisition and/or development.

         Management of Nelx, Inc. and Management of MS Oil believes that the interests of the shareholders may be better served by allowing MS Oil to be sun-off to Nelx shareholders since the MS Oil business plan differs substantially from that of Nelx, and MS Oil will, after spin-off, be in a position to attempt to raise capital separately for its business plan.

                          VOTING REQUIRED FOR APPROVAL

         I. A majority of the shares of common stock outstanding at the record date must be represented at the Annual Meeting in person or by proxy in order for a quorum to be present, but if a quorum should not be present, the meeting may be adjourned without further notice to shareholders until a quorum is assembled. Each shareholder will be entitled to cast one vote at the Annual Meeting for each share of common stock registered in such shareholder's name at the record date.

         II. The Kansas Corporation Act and the Articles of Incorporation require that 51% of the outstanding shares vote in favor of the proposed spin off of MS Oil, Inc. to shareholders.

         Unless marked to the contrary, proxies received will be voted "FOR" the spin-off proposal. Management recommends a vote "FOR" the proposal.


                  PROPOSED CHANGES IN CORPORATE CAPITALIZATION
                   AND AMENDMENT TO ARTICLES OF INCORPORATION

                                   PROPOSAL #3
                          CHANGE OF OUTSTANDING SHARES

         The Board of Directors of the Company is asking stockholders to authorize a reverse split of the Company's issued and outstanding common shares. The Board of Directors will be authorized to determine the ratio for the reverse split (pro-rata reduction in outstanding shares), such ratio not to exceed 1 new common stock share for every 20 shares of common stock issued and outstanding in the hands of shareholders. The Board of Directors shall be authorized to set such ratio in its discretion based upon factors including but not limited to:

         a)       NASDAQ listing requirements
         b)       then current trading price of the shares
         c)       asset values of the Company
         d)       advice of investment banking community
         e)       potential mergers

         The Board of Directors shall make such determination of reverse split on or before March 31, 1999. The Board believes that such reverse split of the Company's capital shares will lend itself better to the Company's organization and capitalization and allow it to find an acquisition or merger candidate. The Company may file Articles of Amendment to the Articles of Incorporation as may be required under Kansas law.

         Management Discussion of the Proposal

         Management of the Company believes that the proposed amendment will make the Company better able to comply with NASDAQ's ever changing listing requirements in the event it finds an acquisition/merger candidate by reducing the outstanding shares in the Company. The Company currently has over 46 million shares outstanding with no net worth and minimal market capitalization. It would be practically impossible to find an acquisition candidate even if its assets made it otherwise NASDAQ eligible, which would accept such a high share capitalization, even if no more shares were issued. Further, it is highly unlikely that the trading price of shares of a 46 million share capitalized company would ever meet the NASDAQ trading price requirements.

         Current NASDAQ "Small Cap" listing requirements are:

         a)       Net Tangible Assets                         $ 4,000,000
                  ---

                           or

                  Market Capitalization                       $50,000,000

                           or

                  Net Income                                  $   750,000
                  (in latest fiscal year or
                  2 of last 3 fiscal years)

         b)       Public Float (shares)                         1,000,000

         c)       Market Value of Public                      $ 5,000,000

         d)       Minimum Bid Price                           $         4.00

         e)       Market Makers                                    3

         f)       Shareholders - (round lots)                     300

         g)       Market History                              1 Year

         h)       Corporate Governance -
                  Standards                                   Yes

         Once the reverse split has occurred, more potential acquisition candidates may consider the Company attractive in its then restructured state. Further, the Company will then be better structured to seek equity financing, because investors shy away from the very high dilution which would occur if an investment were made in the current structure.

         Management recommends a vote "FOR" the proposal to authorize the reverse split.

                          VOTING REQUIRED FOR APPROVAL

         I. A majority of the shares of common stock outstanding at the record date must be represented at the Annual Meeting in person or by proxy in order for a quorum to be present, but if a quorum should not be present, the meeting may be adjourned without further notice to shareholders until a quorum is assembled. Each shareholder will be entitled to cast one vote at the Annual Meeting for each share of common stock registered in such shareholder's name at the record date.

         II. The Kansas Corporation Act and the Articles of Incorporation require that 51% of the outstanding shares vote in favor of the proposed reverse split and any Amendment to the Articles of Incorporation which may be required.

         Unless marked to the contrary, proxies received will be voted "FOR" the
reverse  split   authorization   and  for  the  Amendment  to  the  Articles  of
Incorporation.


                                   PROPOSAL #4
                            CHANGE IN CORPORATE NAME

         The Board is asking shareholders to authorize a name change of the Corporation at the discretion of the Board and to approve an amendment to the Charter Articles of Incorporation upon such new name being determined by the Board.


                          VOTING REQUIRED FOR APPROVAL

         I. A majority of the shares of common stock outstanding at the record date must be represented at the Annual Meeting in person or by proxy in order for a quorum to be present, but if a quorum should not be present, the meeting may be adjourned without further notice to shareholders, until a quorum is assembled. Each shareholder will be entitled to case one vote at the Annual Meeting for each share of common stock registered in such shareholder's name at the record date.

     II. The Kansas Corporation Act and the Articles of Incorporation require that 51% of the outstanding shares vote in favor of the proposed Amendment to the Articles of Incorporation.

         Unless marked to the contrary, proxies received will be voted "FOR" the amendment to the Articles of Incorporation to change the name of the Corporation in the Articles of Incorporation.

         The Board recommends a vote "FOR" the proposed Amendment to the Articles of Incorporation to change the name of the Corporation.

                                   PROPOSAL #5
                      RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors has approved the retention of Michael B. Johnson & Co. as independent auditors for the Company for the current fiscal year. The stockholders are asked to ratify the designation of Michael B. Johnson & Co. as independent auditors for the Company for the fiscal year ending May 31, 1999.

     Should the stockholders fail to ratify the designation of Michael B. Johnson & Co. as independent auditors, retention of the firm for the fiscal year ending May 31, 1999 will be reconsidered by the Board of Directors.

     Unless marked to the contrary, proxies received will be voted "FOR" ratification of the designation of Michael B. Johnson & Co. as independent auditors for the Company's fiscal year ending May 31, 1999.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE COMPANY'S INDEPENDENT AUDITORS.


                          VOTING REQUIRED FOR APPROVAL

         I. A majority of the shares of common stock outstanding at the record date must be represented at the Annual Meeting in person or by proxy in order for a minimum to be present, but if a quorum should not be present, the meeting may be adjourned without further notice to shareholders until a quorum is assembled. Each shareholder will be entitled to cast one vote at the Annual Meeting for each share of common stock registered in such shareholder's name at the record date.

         II. The Kansas Corporation Act and the Articles of Incorporation require that a plurality of the shares present at the meeting vote in favor of the proposed ratification of independent auditor.


                                  OTHER MATTERS

         Proposals Intended to be Presented at the Next Annual Meeting. Proposals of security holders intended to be presented at the Company's next Annual Meeting of Stockholders must be received by the Company for inclusion in the Company's proxy statement and form of proxy no later than October 1, 1999.

         Other Matters. Management knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

         Proxy Solicitation. The expense of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by mail, certain officers, directors, and company employees who will receive no additional compensation for their services may solicit proxies by telephone, telegraph, or personal interview. The company is required to request brokers and nominees who hold stock in their name to furnish this proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in so doing.

                                         By Order of the Board of Directors




                                         ____________________, Secretary


Date: _________________